EXHIBIT 99.1

BlackLine Announces Third Quarter Financial Results

LOS ANGELES, Nov. 06, 2019 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the third quarter ended September 30, 2019.

Therese Tucker, Founder and CEO, commented, “Q3 was another quarter of strong demand for our solutions. Increasingly, forward-thinking companies are turning to BlackLine for guidance on the next step in their accounting and finance transformation journeys.  Our goal is to continue to drive success for our customers.”

Third Quarter 2019 Financial Highlights

  Total GAAP revenues of $74.9 million for the third quarter of 2019, an increase of 28% compared to the third quarter of 2018.
  GAAP net loss attributable to BlackLine of $9.2 million, or $0.17 per share, on 55.5 million weighted average shares outstanding.
  Non-GAAP net income attributable to BlackLine of $7.0 million, or $0.12 per share, on 59.0 million diluted weighted average shares outstanding. This compares with non-GAAP net income attributable to BlackLine of $4.1 million in the third quarter of 2018.
  Operating cash flow of $9.9 million, compared with $4.8 million in the third quarter of 2018.
  Free cash flow of $7.1 million, compared with $2.4 million in the third quarter of 2018.

Key Metrics and Recent Business Highlights

  Added 87 net new customers in the third quarter for a total of 2,8711 customers at September 30, 2019.
  Expanded the company’s user base to 244,515 at September 30, 2019.
  Achieved a dollar-based net revenue retention rate of 109% at September 30, 2019.
  Named a Leader in the 2019 Gartner Magic Quadrant for Cloud Financial Close Solutions.
  Unveiled new tiered strategic alliance program for consulting partners to better serve customers on their digital finance transformation journeys.
  Expanded technology partnerships with Google Cloud and Workiva.
  Achieved a Gold award at The Stevie Awards for Great Employers for continued commitment to employees.

1Includes a one-time customer count reduction. BlackLine consolidated a large global enterprise with 30 divisions into one customer. This change had no impact to revenue or dollar-based net revenue retention.

Financial Outlook

Fourth Quarter 2019

  Total GAAP revenue is expected to be in the range of $77.3 million to $78.3 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $7.0 million to $8.0 million, or $0.12 to $0.13 per share on 59.9 million diluted weighted average shares outstanding.

Full Year 2019

  Total GAAP revenue is expected to be in the range of $286.0 million to $287.0 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $21.2 million to $22.2 million, or $0.36 to $0.38 per share on 58.9 million diluted weighted average shares outstanding.

Guidance for non-GAAP net income attributable to BlackLine and net income attributable to BlackLine per share does not include the impact of the provision for (benefit from) income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the acquisition in the fourth quarter of 2016 of Runbook B.V. (the “Runbook Acquisition”), amortization of acquired intangible assets resulting from the acquisition of the company by its principal stockholders in 2013 (the “2013 Acquisition”) and the Runbook Acquisition, stock-based compensation, the amortization of debt discount and issuance costs, legal settlement gains, the change in fair value of contingent consideration, costs incurred in connection with our secondary offering, costs incurred with our shelf offering, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount.  Reconciliations of non-GAAP net income attributable to BlackLine and net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income attributable to BlackLine and net income  attributable to BlackLine per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its third quarter results at 2:00 p.m. Pacific time on Wednesday, November 6, 2019. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 9060739. A telephonic replay will be available through Wednesday, November 13, 2019 at (855) 859-2056 or (404) 537-3406, passcode 9060739. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine, Inc. is a provider of cloud-based solutions for Finance & Accounting (F&A) that automate, centralize and streamline financial close operations and other key F&A processes for large and midsize organizations. Nearly 2,900 customers with users around the world trust BlackLine to help ensure balance sheet integrity and confidence in their financial statements. For more information about BlackLine, Inc., visit https://www.blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology.  Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance, our expectations for our business in 2019 and our ability to execute on our long-term plans and key initiatives, expectations regarding user count, free cash flow, revenue mix, gross margin, operating expenses and capital expenditures, the impact of seasonality on the company’s financial results, expectations regarding our SAP relationship, quarterly fluctuations, market opportunity, competitive position, the demand for and benefits from the use of BlackLine’s current and future solutions, growth strategies including international expansion, customer growth, extension of distribution channels, sales strategy and product innovation, expansion of relationships with partners, customer service initiatives and expectations regarding deal size and increased focus on strategic products.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties.  If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable macro-economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 28, 2019. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements.  Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on November 6, 2019 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) and non-GAAP net income (loss) per share, (v) and free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.  However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin.  Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for the amortization of acquired developed technology resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses.  Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense.  Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation.  Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation.  Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and Runbook Acquisition, stock-based compensation, legal settlement gains, the change in fair value of contingent consideration, costs incurred in connection with our secondary offering, and costs incurred in connection with our shelf offering.  BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, costs incurred in connection with our secondary offering, and costs incurred in connection with our shelf offering. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (Loss) attributable to BlackLine. Non-GAAP net income (loss) is defined as GAAP net income (loss) adjusted for the impact of the provision for (benefit from) income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the 2013 Acquisition and the Runbook Acquisition, amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the amortization of debt discount and issuance costs from our convertibles notes, legal settlement gains,  the change in the fair value of contingent consideration, the change in fair value of the common stock warrant liability, costs incurred in connection with our secondary offering, costs incurred in connection with our shelf offering, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount.  Non-GAAP diluted net income (loss) per common share includes the adjustment for shares resulting from the elimination of stock-based compensation.  The company believes that presenting non-GAAP net income (loss) is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows used in operating activities less cash flows used to purchase of property and equipment and capitalized software development. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on November 6, 2019 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.  These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of September 30, 2019.

Dollar-based Net Revenue Retention Rate.  Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period.  Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement.  BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer.  BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing.  For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
Kimberly Uberti
BlackLine
kimberly.uberti@blackline.com

Investor Relations Contact:
Alexandra Geller
BlackLine
alex.geller@blackline.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$528,197	$46,181
Marketable securities	68,324	86,396
Accounts receivable, net of allowance	81,865	74,902
Prepaid expenses and other current assets	10,874	14,042
Total current assets	689,260	221,521
Capitalized software development costs, net	9,424	9,023
Property and equipment, net	12,891	13,536
Intangible assets, net	19,063	27,785
Goodwill	185,138	185,138
Operating lease right-of-use assets	13,381	—
Other assets	46,482	36,865
Total assets	$975,639	$493,868

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Accounts payable	$1,614	$3,442
Accrued expenses and other current liabilities	25,704	24,705
Deferred revenue	144,100	129,074
Short-term portion of operating lease liabilities	4,779	—
Short-term portion of contingent consideration	2,008	2,008
Total current liabilities	178,205	159,229
Operating lease liabilities	11,710	—
Convertible senior notes, net	378,856	—
Contingent consideration	4,621	4,308
Deferred tax liabilities	1,151	1,116
Deferred revenue, noncurrent	222	277
Other long-term liabilities	—	2,982
Total liabilities	574,765	167,912

Redeemable non-controlling interest	4,453	4,387

Stockholders' equity:
Common stock	556	547
Additional paid-in capital	548,201	451,571
Accumulated other comprehensive income	415	45
Accumulated deficit	(152,751)	(130,594)
Total stockholders' equity	396,421	321,569

Total liabilities, redeemable non-controlling interest, and stockholders' equity	$975,639	$493,868

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues
Subscription and support	$70,311	$56,170	$197,651	$157,842
Professional services	4,614	2,564	11,067	7,630
Total revenues	74,925	58,734	208,718	165,472
Cost of revenues
Subscription and support	11,689	11,174	34,109	30,048
Professional services	3,603	2,343	9,745	6,941
Total cost of revenues	15,292	13,517	43,854	36,989
Gross profit	59,633	45,217	164,864	128,483
Operating expenses
Sales and marketing	41,848	31,709	114,888	93,086
Research and development	11,558	7,261	32,694	22,001
General and administrative	14,088	11,268	40,444	34,808
Total operating expenses	67,494	50,238	188,026	149,895
Loss from operations	(7,861)	(5,021)	(23,162)	(21,412)
Other income (expense)
Interest income	2,161	578	3,590	1,474
Interest expense	(3,006)	—	(3,006)	(4)
Other income (expense), net	(845)	578	584	1,470
Loss before income taxes	(8,706)	(4,443)	(22,578)	(19,942)
Provision for income taxes	206	17	557	130
Net loss	$(8,912)	$(4,460)	$(23,135)	$(20,072)
Net loss and adjustment attributable to redeemable non-controlling interest	330	—	(85)	—
Net loss attributable to BlackLine, Inc.	$(9,242)	$(4,460)	$(23,050)	$(20,072)

Basic net loss attributable to BlackLine, Inc. per share:
Basic net loss attributable to BlackLine, Inc. per share	$(0.17)	$(0.08)	$(0.42)	$(0.37)
Shares used to calculate basic net loss per share	55,480	54,263	55,164	53,660
Diluted net loss attributable to BlackLine, Inc. per share:
Diluted net loss attributable to BlackLine, Inc. per share	$(0.17)	$(0.08)	$(0.42)	$(0.37)
Shares used to calculate diluted net loss per share	55,480	54,263	55,164	53,660

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to BlackLine, Inc.	$(9,242)	$(4,460)	$(23,050)	$(20,072)
Net loss and adjustment attributable to redeemable non-controlling interest	330	—	(85)	—
Net loss	(8,912)	(4,460)	(23,135)	(20,072)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,327	5,836	16,803	16,767
Change in fair value of contingent consideration	129	97	313	287
Amortization of debt discount and issuance costs	2,923	—	2,923	—
Stock-based compensation	10,141	5,340	24,605	14,707
Noncash lease expense	1,217	—	3,677	—
Accretion of purchase discounts on marketable securities, net	(100)	(298)	(873)	(602)
Net foreign currency (gains) losses	137	(69)	138	334
Deferred income taxes	53	(136)	35	(443)
Provision for (benefit from) doubtful accounts receivable	84	24	157	(19)
Changes in operating assets and liabilities
Accounts receivable	(3,184)	(2,387)	(7,455)	(1,735)
Prepaid expenses and other current assets	528	232	3,129	(2,392)
Other assets	(2,011)	(1,563)	(9,647)	(5,017)
Accounts payable	(525)	509	(1,591)	(4,401)
Accrued expenses and other current liabilities	5,498	1,073	1,447	(58)
Deferred revenue	(152)	775	14,971	13,925
Operating lease liabilities	(1,299)	—	(3,997)	—
Other long-term liabilities	—	(159)	—	36
Net cash provided by operating activities	9,854	4,814	21,500	11,317

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(23,737)	(36,710)	(93,259)	(103,624)
Proceeds from maturities of marketable securities	20,150	29,391	95,138	91,840
Proceeds from sales of marketable securities	17,279	7,118	17,279	7,118
Capitalized software development costs	(1,152)	(1,527)	(3,751)	(4,640)
Purchases of property and equipment	(1,472)	(892)	(3,461)	(4,588)
Net cash provided by (used in) investing activities	11,068	(2,620)	11,946	(13,894)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	487,163	—	487,163	—
Purchase of capped calls related to convertible senior notes	(46,150)	—	(46,150)	—
Proceeds from exercises of stock options	3,806	7,455	8,371	13,520
Proceeds from employee stock purchase plan	—	—	2,552	—
Acquisition of common stock for tax withholding obligations	(784)	(112)	(3,372)	(3,325)
Principal payments on capital lease obligations	—	—	—	(443)
Financed purchases of property and equipment	(169)	—	(314)	—
Net cash provided by financing activities	443,866	7,343	448,250	9,752

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	144	—	308	—
Net increase in cash, cash equivalents, and restricted cash	464,932	9,537	482,004	7,175
Cash, cash equivalents, and restricted cash, beginning of period	63,527	29,142	46,455	31,504
Cash, cash equivalents, and restricted cash, end of period	$528,459	$38,679	$528,459	$38,679

Cash and cash equivalents at end of period	$528,197	$38,401	$528,197	$38,401
Restricted cash included within prepaid expenses and other current assets at end of period	19	—	19	—
Restricted cash included within other assets at end of period	243	278	243	278
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$528,459	$38,679	$528,459	$38,679

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Non-GAAP Gross Profit
Gross profit	$59,633	$45,217	$164,864	$128,483
Amortization of developed technology	1,199	1,721	4,622	5,144
Stock-based compensation	1,431	869	3,478	2,389
Total Non-GAAP Gross Profit	$62,263	$47,807	$172,964	$136,016
Gross margin	79.6%	77.0%	79.0%	77.6%
Non-GAAP gross margin	83.1%	81.4%	82.9%	82.2%

Non-GAAP Operating Income:
Loss from operations	$(7,861)	$(5,021)	$(23,162)	$(21,412)
Amortization of intangible assets	2,566	3,305	8,722	9,940
Stock-based compensation	10,141	5,340	24,605	14,707
Change in fair value of contingent consideration	129	97	313	287
Legal settlement gains	(380)	—	(380)	—
Shelf offering costs	—	—	212	401
Total non-GAAP operating income	$4,595	$3,721	$10,310	$3,923

Non-GAAP Net Income Attributable to BlackLine, Inc.
Net loss attributable to BlackLine, Inc.	$(9,242)	$(4,460)	$(23,050)	$(20,072)
Provision for (benefit from) income taxes	53	(137)	35	(327)
Amortization of intangible assets	2,566	3,305	8,722	9,940
Stock-based compensation	10,141	5,340	24,605	14,707
Amortization of debt discount and issuance costs	2,923	—	2,923	—
Change in fair value of contingent consideration	129	97	313	287
Legal settlement gains	(380)	—	(380)	—
Shelf offering costs	—	—	212	401
Adjustment to redeemable non-controlling interest	839	—	893	—
Total non-GAAP net income attributable to BlackLine, Inc.	$7,029	$4,145	$14,273	$4,936
Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.13	$0.08	$0.26	$0.09
Shares used to calculate basic non-GAAP net income per share	55,480	54,263	55,164	53,660
Diluted non-GAAP net income attributable to BlackLine, Inc. per share:
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.12	$0.07	$0.24	$0.09
Shares used to calculate diluted non-GAAP net income per share	59,048	57,895	58,599	57,283

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$41,848	$31,709	$114,888	$93,086
Amortization of intangible assets	(968)	(987)	(2,904)	(2,922)
Stock-based compensation	(4,522)	(2,182)	(11,074)	(5,927)
Total non-GAAP sales and marketing expense	$36,358	$28,540	$100,910	$84,237

Non-GAAP Research and Development Expense:
Research and development expense	$11,558	$7,261	$32,694	$22,001
Stock-based compensation	(1,452)	(651)	(3,631)	(1,755)
Total non-GAAP research and development expense	$10,106	$6,610	$29,063	$20,246

Non-GAAP General and Administrative Expense:
General and administrative expense	$14,088	$11,268	$40,444	$34,808
Amortization of intangible assets	(399)	(597)	(1,196)	(1,874)
Stock-based compensation	(2,736)	(1,638)	(6,422)	(4,636)
Change in fair value of contingent consideration	(129)	(97)	(313)	(287)
Legal settlement gains	380	—	380	—
Shelf offering costs	—	—	(212)	(401)
Total non-GAAP general and administrative expense	$11,204	$8,936	$32,681	$27,610

Total Non-GAAP Operating Expenses	$57,668	$44,086	$162,654	$132,093

Free Cash Flow
Net cash provided by operating activities	$9,854	$4,814	$21,500	$11,317
Capitalized software development costs	(1,152)	(1,527)	(3,751)	(4,640)
Purchases of property and equipment	(1,472)	(892)	(3,461)	(4,588)
Financed purchases of property and equipment	(169)	—	(314)	—
Free cash flow	$7,061	$2,395	$13,974	$2,089